SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 20, 1996



                           SHOPCO LAUREL CENTRE, L.P.
             (Exact name of registrant as specified in its charter)



             Delaware               1-9419               13-3392074
 State or other jurisdiction       Commission           IRS Employer
         of incorporation          File Number         Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn: Andre Anderson                         10285
Address of principal executive offices                   Zip Code



Registrant's telephone number, including area code (212) 526-3237

Item 5. Other Events.
On September 20, 1996, the Registrant announced that it declared a cash distribution of $1.35 per Unit. The Registrant also announced that State Street Bank and Trust Company ("State Street"), one of the lenders to
Laurel Owner Partners  LP  (the "Owner   Partnership")  of  which  Shopco
Laurel  Centre,   L.P. ("Shopco")  is  the sole general partner, has obtained an  order (the  "Court  Order")  in the Circuit Court for  Prince  George's
County, Maryland enjoining the payment of the distribution.   The order  also
enjoins the Owner Partnership, Shopco and its general partner from taking any act to disseminate, distribute or convey cash and cash equivalents, except, subject to State Street's approval, to pay normal operating expenses incurred in the operation of the mall. As a result of the Court Order and the upcoming maturity of the Owner Partnership's two mortgage loans on October 15, 1996, any future distributions will need to be carefully evaluated. A press release announcing the filing is attached hereto as Exhibit A and is incorporated by reference herein.

Refer to Exhibit A - September 20, 1996 Press Release.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SHOPCO LAUREL CENTRE, L.P.
                                Registrant

                           By:  LAUREL CENTRE INC.
                                General Partner


Date:  September 27, 1996  By: /s/ Paul L. Abbott
                           Director, President
                           and Chief Executive
                           Officer


Date:  September 27, 1996  By: /s/ Robert J. Hellman
                           Director, Vice President and
                           Chief Financial Officer


                                                             EXHIBIT A


                           SHOPCO LAUREL CENTRE, L.P.
                             c/o Laurel Centre Inc.
                      3 World Financial Center, 29th Floor
                               New York, NY 10285

Attention: Joan Berkowitz.....................................(212) 526-3162
           Robert Sternlieb...................................(212) 526-3118

PRESS RELEASE DATED:  SEPTEMBER 20, 1996

FOR IMMEDIATE RELEASE

Shopco Laurel Centre, L.P. ("Shopco") announced that it declared, effective at 4:01 p.m. on September 20, 1996, a cash distribution of $1.35 per Unit, which includes a regular $.125 per Unit distribution with respect to the third fiscal quarter of 1996, which declaration would become effective in the event no order restraining such declaration was then in effect.

The distribution is to be paid to Unit holders of record on September 30, 1996. Payment is scheduled to be made on or about October 10, 1996.

Shopco also announced that State Street Bank and Trust Company, one of the lenders to the limited partnership (the "Owner Partnership") of which Shopco is the sole general partner, has obtained an order in the Circuit Court for Prince George's County, Maryland enjoining the payment of the distribution. Accordingly, there can be no assurance as to the amount or timing of the distribution or whether payment of the distribution will be permitted. The order also enjoins the Owner Partnership, Shopco and its general partner from taking any act to disseminate, distribute or convey cash and cash equivalents except, subject to State Street's approval, to pay normal operating expenses incurred in the operation of the mall. Shopco believes that the order is without merit and will contest it vigorously.

Shopco also announced that in view of the court order and the upcoming maturity of the Owner Partnership's two mortgage loans on October 15, 1996, any future distributions (including regular quarterly distributions) will need to be carefully evaluated.

Shopco Laurel Centre, L.P. is a limited partnership and the sole general partner of the Owner Partnership, which owns an enclosed regional mall in Laurel, Maryland. Units in Shopco are traded on the American Stock Exchange under the symbol "LSC".

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